Exhibit 99.1

RingCentral Announces 35% Revenue Growth for Third Quarter 2015

RingCentral Office® Annualized Exit Monthly Recurring Subscriptions up 48%

Reports First Non-GAAP Operating Profit

Belmont, Calif. – November 2, 2015 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business communications and collaboration solutions, today announced financial results for the third quarter ended September 30, 2015.

Third Quarter Financial Highlights:

•	Revenue grew 35% year-over-year to $ 76.8 million; subscription revenue also grew 35% year-over-year to $ 70.3 million.

•	Total annualized exit monthly recurring subscriptions increased 35% year-over-year to $ 297.5 million.

•	RingCentral Office® annualized exit monthly recurring subscriptions grew 48% year-over-year to $ 227.7 million.

•	Net monthly subscription dollar retention: RingCentral Office over 100% and overall over 99%

•	Non-GAAP subscriptions gross margins improved 4.4 points to 76.5% in the third quarter of 2015 from 72.1% in the same period a year ago. GAAP subscriptions gross margin improved 4.2 points to 75.7% in the third quarter of 2015 from 71.5% in the same period a year ago.

•	Non-GAAP operating margin improved to 1% up from (5%) in the second quarter of 2015 and (12%) in the same period a year ago. GAAP operating margin of (8%) improved from (13%) in the second quarter of 2015 and (19%) in the same period a year ago.

•	Non-GAAP net income (loss) per diluted share was $ 0.00 for the third quarter of 2015, compared with ($ 0.11) per diluted share for the third quarter of 2014. GAAP net income (loss) per diluted share was ($ 0.09) for the third quarter of 2015 compared with ($ 0.18) for the third quarter of 2014.

•	Total cash and short-term investments at the end of the third quarter of 2015 was $ 132.3 million, compared with $ 132.7 million at the end of the second quarter of 2015.

“We are pleased to have achieved the Company’s first non-GAAP operating profit one quarter earlier than our forecast, while growing revenues 35% year-over-year in Q3,” said Vlad Shmunis, RingCentral’s Chairman and CEO. “We also continued to demonstrate our expansion up-market with key customer wins including Columbia University and MindBody, each of which were deployments of more than 1,000 seats. In addition, Gartner recognized our efforts this year adding RingCentral to the Leaders Quadrant and placing us furthest on Vision within their 2015 Magic Quadrant for UCaaS.”

Third Quarter 2015 and Recent Business Highlights:

•	Announced that Columbia University has selected RingCentral as their unified cloud provider for 1,700 faculty and students to communicate and collaborate easily across devices.

•	Announced that MINDBODY has selected RingCentral to provide a complete cloud business communications solution to help over 1,000 MINDBODY mobile and globally dispersed employees stay connected to customers and colleagues.

•	Placed by Gartner in the Leaders Quadrant for Unified Communications as a Service (UCaaS) Magic Quadrant. Gartner cited key strengths such as UCaaS user experience, support for accounts over 1,000 employees, API connectivity with leading cloud applications, and mobile-first user deployments as reasons for placing RingCentral in the Leader Quadrant.

•	Announced the integration and general availability of Glip team messaging and collaboration for all RingCentral Office customers. RingCentral’s integration marks a new chapter in its mission to transform business communications and deliver the first integrated cloud communications and collaboration platform that helps people work more productively than ever before.

•	Expanded RingCentral Connect Platform to empower developers with integrated cloud communications innovation. Since the end of the first quarter of 2015, RingCentral has more than tripled the number of registered developers. RingCentral Connect Platform, with its open APIs, is becoming one of the key drivers for our continued success up market.

•	Announced integration with Microsoft Office 365 that creates a feature-rich business communications hub enabling users to communicate and collaborate in real-time with an easy-to-use interface that is simple to deploy and manage.

Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2015 and outlook for the fourth quarter and full year of 2015.

•	When: Monday, November 2, 2015 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers dial (201) 493-6725. Callers may provide confirmation number 13622310 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13622310.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud-based business communications and collaboration solutions. RingCentral’s cloud solution is easier to manage, and more flexible and cost-efficient than legacy on-premises communications systems. It meets the needs of modern distributed and mobile workforces spanning SMB to Enterprises globally. RingCentral, Business Communications Made Simple. RingCentral is headquartered in Belmont, Calif. RingCentral and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding our future financial results and our continued expansion up-market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share. We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, acquisition related matters and other one-time items.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Our reported results also include our total annualized exit monthly recurring subscriptions, RingCentral Office annualized exit monthly recurring subscriptions, and net monthly subscription dollar retention. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Darren Yip, RingCentral

Sheila Ennis, ICR for RingCentral

(650) 641-2220

ir@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

650-561-6348

Jennifer.caukin@ringcentral.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$130,004	$113,182
Short-term investments	2,307	28,479
Accounts receivable, net	15,187	7,651
Inventory	2,287	1,710
Prepaid expenses and other current assets	12,749	8,767

Total current assets	162,534	159,789
Property and equipment, net	29,084	25,527
Goodwill	9,393	—
Intangibles, net	3,522	—
Other assets	2,681	3,021

Total assets	$207,214	$188,337

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,162	$4,181
Accrued liabilities	37,391	29,236
Current portion of capital lease obligation	262	509
Current portion of long-term debt	3,750	16,764
Deferred revenue	34,286	25,586

Total current liabilities	79,851	76,276
Long-term debt	15,778	7,813
Sales tax liability	3,887	3,953
Capital lease obligation	273	535
Other long-term liabilities	4,540	3,255

Total liabilities	104,329	91,832
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	306,045	274,844
Accumulated other comprehensive income (loss)	86	(251)
Accumulated deficit	(203,253)	(178,095)

Total stockholders’ equity	102,885	96,505

Total liabilities and stockholders’ equity	$207,214	$188,337

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Subscriptions	$70,321	$51,951	$194,713	$143,668
Product	6,459	4,993	18,076	14,325

Total revenues	76,780	56,944	212,789	157,993

Cost of revenues:
Subscriptions	17,084	14,799	49,503	43,305
Product	5,249	4,606	14,906	13,546

Total cost of revenues	22,333	19,405	64,409	56,851

Gross profit	54,447	37,539	148,380	101,142
Operating expenses:
Research and development	13,475	11,931	37,612	32,478
Sales and marketing	34,878	26,697	101,473	76,342
General and administrative	11,922	9,725	34,231	28,184

Total operating expenses	60,275	48,353	173,316	137,004

Loss from operations	(5,828)	(10,814)	(24,936)	(35,862)
Other income (expense), net	(564)	(1,153)	(1,564)	(2,174)

Loss before provision (benefit) for income taxes	(6,392)	(11,967)	(26,500)	(38,036)
Provision (benefit) for income taxes	(56)	19	(1,342)	184

Net loss	$(6,336)	$(11,986)	$(25,158)	$(38,220)

Net loss per common share:
Basic and diluted	($0.09)	($0.18)	($0.36)	($0.58)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	70,580	67,800	69,614	66,313

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(25,158)	$(38,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,935	7,409
Share-based compensation	15,790	11,306
Tax benefit from release of valuation allowance	(1,411)	—
Non-cash interest expense related to debt	156	194
Net accretion of discount and amortization of premium on available-for-sale securities	602	—
Allowance for doubtful accounts	152	—
Loss on disposal of assets	131	24
Change in fair value of purchase consideration	89	—
Deferred income tax	5	82
Changes in assets and liabilities
Accounts receivable	(7,688)	(4,398)
Inventory	(577)	100
Prepaid expenses and other current assets	(3,907)	(3,155)
Other assets	488	(1,109)
Accounts payable	(61)	1,078
Accrued liabilities	4,758	11,318
Deferred revenue	8,700	6,863
Other liabilities	204	1,400

Net cash provided by (used in) operating activities	2,208	(7,108)

Cash flows from investing activities:
Proceeds from the maturity of available-for-sale securities	25,760	—
Purchases of available-for-sale securities	—	(28,696)
Purchases of property and equipment	(11,106)	(14,522)
Cash paid in business combination, net of cash acquired	(4,670)	—
Capitalized internal-use software	(1,836)	(647)
Proceeds from restricted investments	100	—

Net cash provided by (used in) investing activities	8,248	(43,865)

Cash flows from financing activities:
Net proceeds from secondary public offering of common stock	—	57,167
Payment of offering costs	—	(1,219)
Proceeds from exercise of stock options and common stock warrants	12,040	7,052
Repayment of debt	(5,205)	(7,182)
Repayment of capital lease obligations	(509)	(509)
Taxes paid related to net share settlement of equity awards	(105)	(42)

Net cash provided by financing activities	6,221	55,267

Effect of exchange rate changes on cash and cash equivalents	145	19
Net increase in cash and cash equivalents	16,822	4,313
Cash and cash equivalents:
Beginning of period	113,182	116,378

End of period	$130,004	$120,691

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Revenues:
Subscriptions	$70,321	$51,951	$194,713	$143,668
Product	6,459	4,993	18,076	14,325

Total Revenues	76,780	56,944	212,789	157,993

Cost of Revenues reconciliation:
GAAP Subscriptions cost of revenues	17,084	14,799	49,503	43,305
Stock-based compensation	(535)	(330)	(1,468)	(974)

Non-GAAP Subscriptions cost of revenues	16,549	14,469	48,035	42,331

GAAP Product cost of revenues	5,249	4,606	14,906	13,546

Gross profit and gross margin reconciliation:
Non-GAAP Subscriptions	76.5%	72.1%	75.3%	70.5%
Non-GAAP Product	18.7%	7.8%	17.5%	5.4%
Non-GAAP Gross profit	71.6%	66.5%	70.4%	64.6%
Operating expenses reconciliation:
GAAP Research and development	13,475	11,931	37,612	32,478
Stock-based compensation	(1,351)	(926)	(3,745)	(2,426)
Amortization	(256)	—	(328)	—
Acquisition related matters	(331)	—	(331)	—

Non-GAAP research and development	11,537	11,005	33,208	30,052

As a % of total revenues non-GAAP	15.0%	19.3%	15.6%	19.0%
GAAP Sales and marketing	34,878	26,697	101,473	76,342
Stock-based compensation	(1,797)	(1,396)	(5,333)	(3,661)

Non-GAAP sales and marketing	33,081	25,301	96,140	72,681

As a % of total revenues non-GAAP	43.1%	44.4%	45.2%	46.0%
GAAP General and administrative	11,922	9,725	34,231	28,184
Stock-based compensation	(2,069)	(1,546)	(5,244)	(4,245)
Acquisition related matters	(2)	—	(749)	—

Non-GAAP general and administrative	9,851	8,179	28,238	23,939

As a % of total revenues non-GAAP	12.8%	14.4%	13.3%	15.2%

Income (loss) from operations reconciliation:
GAAP loss from operations	(5,828)	(10,814)	(24,936)	(35,862)
Stock-based compensation	5,752	4,198	15,790	11,306
Amortization	256	—	328	—
Acquisition related matters	333	—	1,080	—

Non-GAAP Income (loss) from Operations	513	(6,616)	(7,738)	(24,556)

Non-GAAP Operating Margin	0.7%	(11.6%)	(3.6%)	(15.5%)
Net Income (loss) reconciliation:
GAAP Net loss	(6,336)	(11,986)	(25,158)	(38,220)
Stock-based compensation	5,752	4,198	15,790	11,306
Amortization	256	—	328	—
Acquisition related matters	333	—	1,080	—
Tax benefit from release of valuation allowance	—	—	(1,411)	—

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Non-GAAP Net Income (loss)	$5	$(7,788)	$(9,371)	$(26,914)

Reconciliation of shares used in computing basic and diluted net income (loss) per share:
Weighted average number of shares used in computing GAAP basic net loss per share	70,580	67,800	69,614	66,313
Effect of dilutive securities (stock options and restricted stock awards) (a)	3,353	—	—	—

Weighted average shares used in computing non-GAAP basic and diluted net income per share	73,933	67,800	69,614	66,313

GAAP basic and diluted net loss per share	$(0.09)	$(0.18)	$(0.36)	$(0.58)

Non-GAAP basic and diluted net income (loss) per share	$0.00	$(0.11)	$(0.13)	$(0.41)

(a)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we reported positive non-GAAP earnings.